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                                                                   Exhibit 5.1


                      ECKERT SEAMANS CHERIN & MELLOTT, LLC
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                                ATTORNEYS AT LAW




                                 June 26, 1998

600 Grant Street 42nd Floor
Pittsburgh, PA 15219
Telephone 412/566-6000
Facsimile 412/566-6099


Citadel Communications Corporation
140 South Ash Avenue
Tempe, AZ 85281

Ladies and Gentlemen:

We are acting as counsel for Citadel Communications Corporation, a Nevada corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended, of up to 7,728,915 shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"), to be offered to the public under Registration Statement No. 333-51011 on Form S-1, as amended, relating to the offering (the "Registration Statement").

We have examined originals or copies certified or otherwise identified to our satisfaction of such records of the Company, agreements and other instruments, certificates of public officials and of officers of the Company and such other documents as we have deemed necessary for the basis for the opinions hereinafter expressed.

On the basis of the foregoing, we are of the opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; and

2. The Common Stock, when issued and delivered as contemplated by the Registration Statement, and upon filing of the duly adopted Eighth Amended and Restated Certificate of Incorporation of the Company with Nevada's Secretary of State, will be duly authorized and validly issued, fully paid and nonassessable.

We hereby consent to being named in the Registration Statement and in the Prospectus which constitutes a part thereof as counsel for the Company who have passed upon legal matters in connection with the Common Stock to which the Registration Statement and the Prospectus relate. We further consent to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,

/s/ Eckert Seamans Cherin & Mellott, LLC

ECKERT SEAMANS CHERIN & MELLOTT, LLC
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